EXHIBIT 10.1

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                     ---------------------------------------
                 DEBTOR-IN-POSSESSION AND EXIT CREDIT AGREEMENT
                 ----------------------------------------------


           FIRST AMENDMENT TO AMENDED AND RESTATED DEBTOR-IN-POSSESSION AND EXIT CREDIT AGREEMENT dated as of May 31, 2005 (this "Amendment"), among FOOTSTAR, INC., a debtor and debtor-in-possession, a Delaware corporation, having its chief executive office at 933 MacArthur Boulevard, Mahwah, NJ 07430, as Lead Borrower for the Borrowers, being said FOOTSTAR, INC. and FOOTSTAR CORPORATION, a debtor and debtor-in-possession, a Texas corporation, having its principal place of business at 933 MacArthur Boulevard, Mahwah, NJ 07430; FLEET NATIONAL BANK and the other financial institutions party to the Credit Agreement as hereinafter defined (collectively, the "Lenders"); FLEET NATIONAL BANK, as Administrative Agent and Swingline Lender, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; FLEET RETAIL GROUP, INC. (formerly known as Fleet Retail Finance Inc.), as Collateral Agent for the Lenders, a Delaware corporation having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent (in such capacity, the "Syndication Agent").

           WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and the Syndication Agent are parties to a certain Amended and Restated Debtor-In-Possession and Exit Credit Agreement dated as of June 25, 2004 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein;

           WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and the Syndication Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement; and

           WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

           NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           ss.1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by:

           (a) deleting clause (iv) of the definition of "Borrowing Base" in its entirety and substituting the following new clause (iv) in lieu thereof:

               "(iv) the amount of the Kmart Reserve; minus";

           (b) deleting the definitions of "DIP Facility Maturity Date", "Exit Facility Maturity Date", "Financial Officer", "Kmart Assumption", "Maturity Date", "Required Lenders" and "Total Exit Commitment" in their entirety and substituting the following new definitions in proper alphabetical in lieu thereof:

               "DIP Facility Maturity Date" means the earlier to occur of (a) October 31, 2006 and (b) the Exit Facility Date.

               "Exit Facility Maturity Date" means the earlier to occur of (a) March 4, 2009 and (b) the third anniversary of the Exit Facility Date.

               "Financial Officer" means the treasurer, assistant treasurer, senior vice president of financial reporting, senior vice president of finance, chief financial officer, the chief administrative officer or the controller of the Lead Borrower.

               "Kmart Assumption" means pursuant to an order of the Bankruptcy Court, the Borrowers' (a) assumption of the Kmart Agreement and (b) payment of, or establishment of reserves to cover any cure amounts necessary to allow the Borrowers to assume the Kmart Agreement based upon such order of the Bankruptcy Court.

               "Maturity Date" means (a) prior to the consummation of the Bankruptcy Plan, the DIP Facility Maturity Date and (b) after the consummation of the Bankruptcy Plan, the Exit Facility Maturity Date.

               "Required Lenders" means, at any time, three (3) or more Lenders having Commitments in excess of 50% of the Total Commitments, or if the Commitments have been terminated, three (3) or more Lenders whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders and after taking into account each Lender's Commitment Percentage of the Letter of Credit Outstandings) aggregate in excess of 50% of all such Credit Extensions.

               "Total Exit Commitment" means the sum of the Commitments of the Lenders to make Loans on or after the Exit Facility Date in an aggregate amount not to exceed $100,000,000 or such lesser amount as may be determined by the Borrower from time to time in accordance with
          Section 2.15(a).

           (c) deleting the definition of "Documentation Agent" in its entirety. Likewise, all references to the term "Documentation Agent" contained in the Credit Agreement shall be deemed deleted.

           (d) adding at the end of the last sentence of the definition of "Availability Reserves" the following new sub part (viii):

          "; and (viii) reserves in connection with any appeal, reversal or modification of the Bankruptcy Court's order entered in connection with the assumption of the Kmart Agreement."

           ss.2. Amendment to Section 2.6 of the Credit Agreement. Section 2.6 of the Credit Agreement is hereby amended by deleting the reference to "$75,000,000" contained in Section 2.6(a)(i) and substituting a reference to "$40,000,000" in lieu thereof.

           ss.3. Amendment to Section 2.12 of the Credit Agreement. Section 2.12 of the Credit Agreement is hereby amended by:

           (a) deleting Section 2.12(a) in its entirety and substituting the following new Section 2.12(a) in proper numerical and alphabetical order in lieu thereof:

               "(a) In addition to any other fee provided herein or in the Fee Letter to be paid by the Borrowers on account of the Revolving Loans, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, an unused line fee (the "Unused Line Fee") equal to 0.30% per annum (on the basis of actual days elapsed in a year of 360 days) of the average difference, during the calendar month just ended (or relevant period with respect to the payment being made on the Termination Date) between (i) the aggregate Commitments of the Lenders and (ii) the aggregate outstanding amount of the Credit Extensions. The Unused Line Fee so accrued in any calendar month shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter, except that all Unused Line Fees so accrued as of the Termination Date shall be payable on the Termination Date."

           (b) deleting Section 2.12(b) in its entirety and substituting the following new Section 2.12(b) in proper numerical and alphabetical order in lieu thereof:

               "(b) [Intentionally omitted]."

           ss.4. Amendment to Section 2.15 of the Credit Agreement. Section 2.15 of the Credit Agreement is hereby amended by deleting the reference to "$160,000,000" contained in Section 2.15(a) and substituting a reference to "100,000,000" in lieu thereof.

           ss.5. Amendment to Section 5.2 of the Credit Agreement. Section 5.2 of the Credit Agreement is hereby amended by:

           (a) deleting Section 5.2(d) in its entirety and substituting the following new Section 5.2(d) in proper numerical and alphabetical order in lieu thereof:

               "(d) The Kmart Assumption shall have been authorized by order of the Bankruptcy Court without modification to the Kmart Agreement or otherwise on terms and conditions and documentation acceptable to the Agents, eleven (11) days shall have expired and no stay of the order shall be in effect, and all transactions contemplated by the Kmart Assumption shall have been fully consummated.

           (b) deleting the reference to "$50,000,000" contained in Section 5.2(e) and substituting a reference to "$40,000,000" in lieu thereof.

           ss.6. Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by:

           (a) deleting the references to "KPMG, LLP contained in Section 6.1(a) therein and substituting a reference to Amper, Politziner & Mattia PC in lieu thereof.

           (b) deleting the references to "$50,000,000" contained in Section 6.1(e) and substituting a reference to "$40,000,000" in lieu thereof.

           ss.7. Amendment to Section 7.5 of the Credit Agreement. Section 7.5 of the Credit Agreement is hereby amended by deleting Section 7.5(c) in its entirety and substituting the following new Section 7.5(c) in proper numerical and alphabetical order in lieu thereof:

               "(c) provided that no Default or Event of Default exists or shall result after giving effect thereto, sales or other dispositions of other Inventory of the Loan Parties not in the ordinary course of business in connection with the closure of up to 15% per annum of all stores open on the first day of the relevant fiscal year; provided that (i) any such sales or dispositions at any one time comprising more than 5% of all stores open on the first day of any fiscal year shall be on terms and conditions and for such consideration as shall be reasonably acceptable to the Administrative Agent as consented to in writing prior to such sale or disposition (such consent not to be unreasonably withheld or delayed), (ii) any such sales or dispositions shall be conducted by the Borrowers and/or professional liquidators reasonably acceptable to the Administrative Agent pursuant to agency agreements in form and substance reasonably satisfactory to the Administrative Agent; and (iii) the Loan Parties shall cause all of the net cash proceeds of such sale or disposition (and other consideration) to be remitted to the Administrative Agent for application to the Obligations in accordance with Section 5.2 or
          Section 6.2 of the Security Agreements, as applicable; and"

           ss.8. Amendment to Section 7.6 of the Credit Agreement. Section 7.6 of the Credit Agreement is hereby amended by:

           (a) deleting Section 7.6(a)(iv) in its entirety and substituting the following new Section 7.6(b)(iv) in proper numerical and alphabetical order in lieu thereof:

               "(iv) on or after the Exit Facility Date, the Lead Borrower may pay dividends and/or repurchase its outstanding common stock, provided that no Default or Event of Default shall exist or shall result after giving effect thereto and further provided that (A) Excess Availability (after satisfaction of the requirements set forth in Section 7.11 herein) shall be in an amount greater than or equal to forty percent (40%) of the Borrowing Base, both before and after giving effect thereto, calculated on a pro forma basis for the following twelve month period, (B) the Lead Borrower delivers to the Agents an officers' certificate which certifies that the Lead Borrower is solvent both before and after giving effect thereto, and (C) the Lead Borrower delivers to the Agents an officers' certificate which demonstrates, in form satisfactory to the Agents, that the Fixed Charge Coverage Ratio for the period of four (4) consecutive fiscal quarters most recently ended prior to any such repurchase is greater than 1.10 to 1.00."; and

           (b) deleting Section 7.6(b)(v) in its entirety and substituting the following new Section 7.6(b)(v) in proper numerical and alphabetical order in lieu thereof:

               "(v) payments in respect of unsecured pre-petition claims made in connection with the implementation of the Bankruptcy Plan, provided that (i) at the time any such payments are made, the Kmart Assumption shall have occurred, (ii) both before and immediately after giving effect to any such payment made prior to the Exit Facility Date, no Loans are outstanding and (iii) no Default or Event of Default shall exist either before or immediately following any such payment;".

           ss.9. Amendment to Section 7.14 of the Credit Agreement. Section 7.14 of the Credit Agreement is hereby amended by deleting Section 7.14(g) in its entirety and substituting the following new Section 7.14(g) in proper numerical and alphabetical order in lieu thereof:

               "(g) Any Bankruptcy Plan, unless pursuant thereto, (i) the Obligations are indefeasibly paid in full in cash and the Commitments hereunder are terminated upon the effective date thereof, (ii) to the extent any of the Credit Extensions are not indefeasibly paid in full in cash and all of the Commitments hereunder are not terminated upon the effective date thereof, all of the Lenders whose Credit Extensions have not been indefeasibly paid in full in cash and whose Commitments have not been terminated shall have consented in writing to such Bankruptcy Plan in advance of its submission to the Bankruptcy Court or (iii) the Exit Facility Date occurs; or"

           ss.10. Amendment to Section 7.11 of the Credit Agreement. Section
7.11 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting the following new Section 7.11 in proper numerical order in lieu thereof:

           "SECTION 7.11 Excess Availability.

           The Lead Borrower and its Subsidiaries shall maintain at all times Excess Availability in an amount greater than or equal to ten percent (10%) of the Borrowing Base; provided, however, that at all times prior to the Exit Facility Date that Loans are outstanding under this Agreement, the Lead Borrower and its Subsidiaries shall maintain Excess Availability in an amount greater than or equal to the sum of (a) ten percent (10%) of the Borrowing Base and (b) $20,000,000."

           ss.11. Amendment to Section 10.2 of the Credit Agreement. Section
10.2 of the Credit Agreement is hereby amended by deleting the reference to "$160,000,000" contained in Section 10.2(b)(i) and substituting a reference to "100,000,000" in lieu thereof.

           ss.12. Amendment to Schedules to Credit Agreement. The Schedules to the Credit Agreement are hereby amended by deleting Schedule 1.1(a) and Schedule 1.1(b) in their entirety and substituting the new Schedule 1.1(a) and Schedule 1.1(b) attached hereto as Exhibit A and Exhibit B, respectively, in lieu thereof.

           ss.13. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof, and as of any date on which the conditions set forth in Section 14 below are met, as follows:

           (a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party's charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

           (b) Each of the Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Person, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

           (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

           (d) Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, changes occurring in the ordinary course of business and to the extent that such representations and warranties relate expressly to an earlier date and after giving effect to the provisions hereof, the representations and warranties contained in Article IV of the Credit Agreement, after giving effect to this Amendment, also are correct in all material respects as of the date hereof.

           (e) Each of the Loan Parties has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

           (f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 8.1(c) of the Credit Agreement.

           ss.14. Effectiveness. This Amendment shall become effective as of the date first written above (the "Effective Date") upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

           (a) This Amendment shall have been duly executed and delivered by each of the Loan Parties, the Administrative Agent, the Collateral Agent, the Syndication Agent and each of the Lenders and shall be in full force and effect;

           (b) The Administrative Agent shall have received from the Borrowers, for the pro rata accounts of the Lenders, an amendment fee in the amount of $400,000;

           (c) An amendment to the Final Order, in substantially the form attached hereto as Exhibit C, shall have been entered by the Bankruptcy Court; and

           (d) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

           ss.15. Miscellaneous Provisions.

           (a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agents and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders and the Agents the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Agents under the Credit Agreement and the other Loan Documents, as amended hereby. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

           (b) Without limiting the expense reimbursement requirements set forth in Section 10.3 of the Credit Agreement, the Loan Parties agree to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agents incurred in connection with this Amendment.

           (c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (EXCEPT SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

           (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.


                  [Remainder of page intentionally left blank.]

           IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.


                                      FOOTSTAR, INC.,
                                      as Lead Borrower and as a Borrower



                                      By:  /s/ Stephen R. Wilson
                                          --------------------------------------
                                           Name:   Stephen R. Wilson
                                           Title:  Executive Vice President and
                                                   Chief Administrative Officer


                                      FOOTSTAR CORPORATION,
                                      as a Borrower



                                      By: /s/ Stephen R. Wilson
                                          --------------------------------------
                                           Name:   Stephen R. Wilson
                                           Title:  Executive Vice President and
                                                   Chief Administrative Officer

                                   FLEET NATIONAL BANK,
                                   as Administrative Agent, as Swingline Lender and as Issuing Bank



                                   By: /s/ Keith Vercauteren
                                       -----------------------------------------
                                        Name:   Keith Vercauteren
                                        Title:  Director


                                   FLEET RETAIL GROUP, INC.,
                                   as Collateral Agent



                                   By:  /s/ Keith Vercauteren
                                       -----------------------------------------
                                       Name:   Keith Vercauteren
                                       Title:  Director


                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Syndication Agent and as a Lender



                                   By:   Charles D. Chiodo
                                        ----------------------------------------
                                        Name:   Charles D. Chiodo
                                        Title:  Duly Authorized Signatory



                                   THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as a Lender



                                   By:   /s/ Manuel Borges
                                        ----------------------------------------
                                        Name:   Manuel Borges
                                        Title:  Vice President

                                      AMSOUTH BANK,
                                      as a Lender



                                      By:  /s/ Kevin R. Rogers
                                          --------------------------------------
                                           Name:   Kevin R. Rogers
                                           Title:  Attorney-In-Fact


                                      NATIONAL CITY BUSINESS CREDIT, INC.,
                                      as a Lender



                                      By:  /s/ Tom Buoa
                                          --------------------------------------
                                           Name:   Tom Buoa
                                           Title:  Vice President

                                                                       Exhibit A
                                                                       ---------

                                 SCHEDULE 1.1(a)
                                 ---------------

                         PRICING GRID - REVOLVING LOANS
                         ------------------------------


---------------- ------------------------------------------- ------------------------ -----------------------
     Level               Average Excess Availability            Applicable Margin      Applicable Margin for
                                                              for Eurodollar Loans       Base Rate Loans
---------------- ------------------------------------------- ------------------------ -----------------------
       I         Greater than or equal to $50,000,000                 1.75%                    0.0%
---------------- ------------------------------------------- ------------------------ -----------------------
      II         Greater than or equal to $35,000,000 and             2.00%                   0.25%
                 less than $50,000,000
---------------- ------------------------------------------- ------------------------ -----------------------
      III        Greater than or equal to $20,000,000 and             2.25%                   0.50%
                 less than $35,000,000
---------------- ------------------------------------------- ------------------------ -----------------------
      IV         Less than $20,000,000                                2.50%                   0.50%
---------------- ------------------------------------------- ------------------------ -----------------------

                                                                       Exhibit B
                                                                       ---------

                                 SCHEDULE 1.1(b)
                                 ---------------

                             Lenders and Commitments
                             -----------------------

                                  DIP Facility


--------------------------------------------- ------------------------------ --------------------------------
LENDERS                                       COMMITMENTS                    COMMITMENT PERCENTAGES
--------------------------------------------- ------------------------------ --------------------------------
Fleet National Bank                           $28,424,202                    28.4242%
--------------------------------------------- ------------------------------ --------------------------------
General Electric Capital Corporation          $28,424,202                    28.4242%
--------------------------------------------- ------------------------------ --------------------------------
The CIT Group/Business Credit, Inc.           $18,949,468                    18.9495%
--------------------------------------------- ------------------------------ --------------------------------
AmSouth Bank                                  $13,264,628                    13.2646%
--------------------------------------------- ------------------------------ --------------------------------
National City Business Credit, Inc.           $10,937,500                    10.9375%
--------------------------------------------- ------------------------------ --------------------------------

--------------------------------------------- ------------------------------ --------------------------------
                            TOTAL COMMITMENT                   $100,000,000                           100.0%
--------------------------------------------- ------------------------------ --------------------------------

                                  Exit Facility

--------------------------------------------- ------------------------------ --------------------------------

LENDERS                                       COMMITMENTS                    COMMITMENT PERCENTAGES
--------------------------------------------- ------------------------------ --------------------------------
Fleet National Bank                           $28,424,202                    28.4242%
--------------------------------------------- ------------------------------ --------------------------------
General Electric Capital Corporation          $28,424,202                    28.4242%
--------------------------------------------- ------------------------------ --------------------------------
The CIT Group/Business Credit, Inc.           $18,949,468                    18.9495%
--------------------------------------------- ------------------------------ --------------------------------
AmSouth Bank                                  $13,264,628                    13.2646%
--------------------------------------------- ------------------------------ --------------------------------
National City Business Credit, Inc.           $10,937,500                    10.9375%
--------------------------------------------- ------------------------------ --------------------------------

--------------------------------------------- ------------------------------ --------------------------------
                            TOTAL COMMITMENT                   $100,000,000                           100.0%
--------------------------------------------- ------------------------------ --------------------------------

                                                                       Exhibit C
                                                                       ---------

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------------------
In re                                                   Chapter 11 Case No.
                                                        04-22350 (ASH)

FOOTSTAR, INC/. et al.,                                 (Jointly Administered)



                       Debtors.

-------------------------------------------------------

               SECOND AMENDED FINAL ORDER PURSUANT TO SECTION 364
                     OF THE BANKRUPTCY CODE AUTHORIZING THE
                DEBTORS TO OBTAIN POSTPETITION AND EXIT FINANCING
                -------------------------------------------------


           Upon the Motion, dated __________, 2005, (the "Motion"), of Footstar, Inc. and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), pursuant to section 364 of title 11 of the United States Code (the "Bankruptcy Code"), requesting authority to obtain postpetition and exit financing, and after notice and a hearing (the "Hearing") held on___________, 2005, and the Court having determined that the legal and factual bases set forth in the Motion and in the record of the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor,

                    IT IS HEREBY FOUND AND DETERMINED THAT: (1)

     A. The Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. ss.ss. 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.).




---------------------
(1) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Bankruptcy Rule 7052.

B. Consideration of the Motion and the relief requested therein is a core proceeding under 28 U.S.C. ss.ss. 157(b). Venue of these cases and the Motion in this district is proper under 28 U.S.C. ss.ss. 1408 and 1409. The statutory predicate for the relief requested herein is section 364 of the Bankruptcy Code.

C. As evidenced by the affidavits of service filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate, and sufficient notice of the Motion and the Hearing has been provided in accordance with Bankruptcy Rule 2002, (ii) such notice was good and sufficient and appropriate under the circumstances of these cases, and
     (iii) no other or further notice of the Motion or the Hearing or the entry of this Order is required.

D. A reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to all interested persons and entities, including, without limitation, (i) the Office of the United States Trustee for the Southern District of New York, (ii) the statutory committee of unsecured creditors, (iii) the official committee of equity security holders, (iv) the Debtors' secured creditors, and (v) all parties who have requested notice pursuant to Bankruptcy Rule 2002.

E. Commencing on March 2, 2004, the Debtors each filed a voluntary petition under chapter 11 of the Bankruptcy Code. The Debtors' chapter 11 cases have been administratively consolidated. The Debtors have continued in the management and operation of their businesses and properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. On March 11, 2004, the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed the statutory committee of unsecured creditors (the "Creditors' Committee"). On June 22, 2004, the U.S. Trustee appointed the official committee of equity security holders (the "Equity Committee").

F. Based on the Debtors' motion for, inter alia, authorization to obtain postpetition financing (the "Initial DIP Motion"), dated as of March 3, 2004, and the record made at a hearing held on March 3, 2004, the Court entered an interim order on March 3, 2004 (Docket No. 51) (the "Interim DIP Order") approving a postpetition credit facility (the "DIP Credit Facility"). The Interim DIP Order, including, without limitation, the findings made therein, is incorporated herein by reference as if fully set forth herein. A copy of the Interim DIP order is annexed hereto as Exhibit "A."

G. Having determined that a sale of the Debtors' athletic footwear business (the "Athletic Business") was the best way to maximize the value of the Athletic Business, the Debtors filed a motion on or about March 16, 2004 to establish an orderly sale process for the remaining Footaction retail stores in the Athletic Business (Docket No. 218) (the "Sale Motion").

H. Because of the pending Sale Motion, the Debtors and Creditors' Committee requested an adjournment of the hearing to consider entry of the final order approving the DIP Credit Facility (the "Final DIP Order"), and the various parties in interest consented to such adjournment.

I. On or about April 16, 2004, the Court entered a second interim order (Docket No. 371) extending the term of the DIP Credit Facility to May 25, 2004 (the "Second Interim DIP Order"). The Second Interim DIP Order, including, without limitation, the findings made therein, is incorporated herein by reference as if fully set forth herein. A copy of the Second Interim DIP Order is annexed hereto as Exhibit "B."

J. On April 22 and 26, 2004, this Court entered Orders approving, inter alia, the sale of a substantial portion of the assets of the Athletic Business to Foot Locker free and clear of liens, claims, encumbrances and other interests. The sale to Foot Locker was consummated on May 7, 2004.

K. After the sale to Foot Locker and the receipt of the proceeds of that sale, the Debtors reassessed their needs for postpetition financing. Given the reduced size and financing needs of their businesses resulting from the sale to Foot Locker and the closure of a number of underperforming stores, the Debtors determined they no longer required the DIP Credit Facility in its original form to provide adequate financing for their ongoing operations. At the request of the Debtors, the Agents (2) and the DIP Lenders, in consultation with the Creditors' Committee and the Equity Committee, negotiated in good faith and at arm's length certain amendments to the DIP Credit Facility (the "Amended and Restated DIP Credit Facility").

L. On or about May 11, 2004, the Court entered a third interim order (Docket No. 531) amending certain terms of the DIP Credit Facility (the "Third Interim DIP Order"). The Third Interim DIP Order, including, without limitation, the findings made therein, is incorporated herein by reference as if fully set forth herein. A copy of the Third Interim DIP Order is annexed hereto as Exhibit "C."

M. On May 25, 2004, the Court entered a final order approving the Amended and Restated DIP Credit Facility (Docket No. 621) (the "Amended and Restated DIP Order"). The Amended and Restated DIP Order, including, without limitation, the findings made therein, is incorporated herein by reference as if fully set forth herein. A copy of the Amended and Restated DIP Order is annexed hereto as Exhibit "D."




---------------
(2) Terms not otherwise defined herein shall have the meaning ascribed to them in the Initial DIP Motion.

N. On July 22, 2004, the Court entered an amended final order authorizing and approving a New DIP Credit Facility pursuant to which upon the effective date of a confirmed chapter 11 plan of reorganization, as long as the New DIP Credit Facility is not in default, the Debtors may elect to enter into a three-year exit facility and increase the maximum amount of the facility to as much as $160 million (the "Amended Final Order for Postpetition and Exit Financing"). The Amended Final Order for Postpetition and Exit Financing, including, without limitation, the findings made therein, is incorporated herein by reference as if fully set forth herein. and a copy is annexed hereto as Exhibit "E."

O. On [November 12] 2004, the Debtors filed a plan of reorganization and accompanying disclosure statement which was approved by this Court on an interim basis on December 13, 2004. Final approval of the disclosure statement is contingent upon resolution of the Debtors' pending motion to assume an agreement with Kmart Corporation (the "Kmart Agreement") and Kmart Corporation's motion to terminate the Kmart Agreement.

P. Pursuant to the proposed plan of reorganization, unsecured creditors will receive a cash distribution of the allowed amount of their claims, plus interest. The proposed plan further provides that occurrence of the effective date is conditioned upon, among other things, entry of an order of assumption of the Kmart Agreement in form and substance acceptable to the Debtors, which order shall not be stayed nor be the subject of an injunction. The conditions to effectiveness of the plan may be waived in the sole discretion of the Debtors.

Q. The Debtors have advised [Fleet National Bank] as administrative agent (the "Administrative Agent") under the DIP Credit Facility that they may wish to [proceed with distribution to the unsecured creditors] after confirmation of the proposed plan after a decision by this Court respecting the Kmart Agreement even if an appeal is pending.

R. The Administrative Agent has advised the Debtors that distribution to the unsecured creditors under these circumstances entails greater risk to the Debtors' business than the New DIP Credit Facility contemplates such that modifications thereto are warranted.

S. The Debtors, the Administrative Agent and the DIP Lenders, in consultation with the Creditors' Committee and the Equity Committee, negotiated in good faith and at arms' length further amendments to the New DIP Credit Facility (the "Amended New DIP Credit Facility"), including, without limitation, an extension of the maturity thereof until the earlier of an effective date of a plan of reorganization and October 30, 2006, an increase in the availability block thereunder from $10 million to $40 million and a requirement that should the Kmart Agreement be either rejected or terminated, whether by order of this Court in resolution of the pending motions or as the result of any appeal taken from the order of this Court, the Debtors, the Collateral Agent under the Amended New DIP Credit Facility or their agents (collectively, the "Liquidators") shall be afforded no fewer than 90 days from the Liquidators entry into each of the Kmart stores to liquidate the DIP Lenders' collateral.

T. Credit to be extended under the Amended New DIP Credit Facility will be extended in good faith, and for valid business purposes and uses, such that the Administrative and Collateral Agents and the DIP Lenders will be entitled to the protections and benefits of section 364(e) of the Bankruptcy Code.

U. Good and sufficient cause has been shown for the entry of a final order authorizing the Debtors to enter into the Amended New DIP Credit Facility (the "Second Amended Final Order"). Among other things, entry of the Second Amended Final Order will increase the probability of a successful reorganization and is in the best interests of the Debtors, their creditors, and their estates.

        NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

     1.   The Motion is granted in its entirety.

     2. All objections, if any, to the Motion that have not been withdrawn, waived, settled, or specifically addressed in this Second Amended Final Order, and all reservations of rights included in such objections, are overruled in all respects on the merits.

     3. In the event that the Kmart Agreement is rejected or terminated whether by Order of this Court in resolution of the pending motions related thereto or as the result of any appeal taken from the order of or any mandamus to this Court, the Liquidators shall be afforded no fewer than 90 days from the Liquidators entry into each of the Kmart stores to liquidate the DIP Lenders' collateral.

     4. In any such liquidation of the DIP Lenders' collateral, Kmart Corporation and its affiliates, agents, officers, directors, employees and attorneys shall not interfere with or impede the liquidation.

     5. The Amended New DIP Credit Facility and all terms and conditions thereof and all transactions contemplated thereby are hereby authorized and approved in all respects, pursuant to section 364 of the Bankruptcy Code. The Debtors are authorized [and directed] to enter into the Amended New DIP Credit Facility.

     6. The failure specifically to include any particular provisions of the Amended New DIP Credit Facility in this Amended Final Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Amended New DIP Credit Facility be authorized and approved in its entirety.

     7. The terms and provisions of the Interim DIP Order, the Second Interim DIP Order, the Third Interim DIP Order, the Amended and Restated DIP Order and the Amended Final Order are ratified and continued by this Second Amended Final Order and remain in full force and effect except as otherwise provided herein.

     8. The provisions of this Amended Final Order are nonseverable and mutually dependent.

     9. The requirement pursuant to Local Rule 9013-1(b) that the Debtors file a memorandum of law in support of the Motion is satisfied by the Motion.

Dated: White Plains, New York
         ________, 2005


                                                --------------------------------
                                                UNITED STATES BANKRUPTCY JUDGE